AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON FEBRUARY 18, 1998

                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------


                               UNITY BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3282551
                     (I.R.S. Employer Identification Number)

                  64 OLD HIGHWAY 22, CLINTON, NEW JERSEY 08809
                                 (908) 730-7630
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


                            JOHN TREMBLAY, PRESIDENT
                               UNITY BANCORP, INC.
                                64 OLD HIGHWAY 22
                            CLINTON, NEW JERSEY 07416
                                 (908) 730-7630
            (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Agent for Service)

                                 WITH A COPY TO:
                            ROBERT A. SCHWARTZ, ESQ.
                     JAMIESON, MOORE, PESKIN & SPICER, P.C.
                               177 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07960
                                 (973) 984-1616

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed        Proposed
                                     maximum         maximum
Title of           Amount            offering        aggregate      Amount of
securities to      to be             price per       offering       registration
be registered      registered        share (l)       price (1)      fee
--------------------------------------------------------------------------------
Common Stock,      200,000           $20.75          $4,150,000     $1,224.25
no par value
----------
(1) Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457 under the Securities Act of 1933, based upon the average of the reported high and low sales prices of the common Stock report on the American Stock Exchange on February 12, 1998.

                               UNITY BANCORP, INC.
                           DIVIDEND REINVESTMENT PLAN
                          WITH OPTIONAL CASH INVESTMENT


                                  Common Stock
                                 (no par value)

      This brochure relates to shares of common stock, no par value (the "Common Stock") of Unity Bancorp, Inc. (the "Company") available for purchase under the Unity Bancorp, Inc. Dividend Reinvestment Plan with Option Cash Investment (the "Plan"). The Plan provides each holder of Common Stock with a method of purchasing additional shares of Common Stock without payment of any brokerage commissions or other administrative fees of any kind.

      The Plan consists of a dividend reinvestment component and a cash purchase component. The dividend reinvestment component permits a participant in the Plan to use such participant's cash dividends to purchase additional shares of the Common Stock. The cash purchase component allows a participant to make optional cash payments to purchase additional shares of Common Stock.

      Shares of Common Stock available under the Plan may be obtained, at the option of the Company, on the open market or from the legally authorized but unissued shares of Common Stock held by the Company. The purchase price for shares obtained under the Plan will be based upon the market price of the Common Stock.

      Each participant in the Plan should recognize that neither the Company nor FCTC Transfer Services, Inc., the transfer agent administering the Plan for the Company, can provide any assurance that shares of Common Stock purchased under the Plan will, at any time, be worth more or less than their purchase price.

      The Plan does not represent a change in the dividend policy of the Company, which will continue to depend upon earnings, financial requirements and other factors, and which will be determined by the Company's Board of Directors from time to time. Stockholders who do not wish to participate in the Plan will continue to receive cash dividends as declared. It is suggested that this brochure be retained for future reference.

                 The date of this brochure is February 18, 1998.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The Company hereby incorporates by reference the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):
(i) the audited financial statements of Unity Bancorp, Inc. as of and for the years ended December 31, 1996 and 1995 included in the Company's Annual Report on Form 10-KSB and the unaudited financial statements as of and for the nine months September 30, 1997 and 1996 included in the company's Quarterly Report on Form 10-QSB; and (ii) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A.

      In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this brochure and prior to the termination of this offering shall be deemed incorporated by reference into this brochure and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this brochure to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this brochure.

      The Company will provide without charge to each person to whom a copy of this brochure is delivered, upon such person's written or oral request, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey 08809.


                                   THE COMPANY

      The Company was organized in February, 1994 as a business corporation under the laws of the State of Delaware by the Board of Directors of First Community Bank (the "Bank"). The Bank is a wholly owned subsidiary of the Company. The Bank is a New Jersey state chartered commercial bank formed in 1991. The offices of the Company and the Bank are located at 64 Old Highway 22, Clinton, New Jersey 08809.

      As a bank holding company, the Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. In addition to the Federal Reserve, the Bank is subject to regulation by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. The principal source of funds for dividend payments by the Company is dividends paid by the Bank to the Company. The amount of dividends paid by the Bank is limited by state and federal laws and regulations.

      The provisions of the Company's Dividend Reinvestment Plan with Option Cash Investment (the "Plan") are presented herein in a question and answer format. Those stockholders who do not participate in the Plan will continue to receive cash dividends, if and when declared.


                                    THE PLAN


      The Plan provides stockholders with a simple method of obtaining additional shares of Common Stock by reinvesting their cash dividends or making optional cash payments without payment of any brokerage commission or administrative commissions or fees. The Plan will be administered by the Company's stock transfer agent, First City Transfer Company.


                             DESCRIPTION OF THE PLAN

      The following provides a description of the Plan in question and answer format.

      1.    WHAT IS THE PURPOSE OF THE PLAN?

      The purpose of the Plan is to provide stockholders of the Company with an opportunity to increase their investment in the

Common Stock without paying brokerage commissions or other administrative fees of any kind. Stockholders may purchase additional shares of the Common Stock under the Plan.

      2.    WHO ADMINISTERS THE PLAN?

      The Plan is administered by First City Transfer Company ("FCTC"), the Company's transfer agent acting as agent for each participant. FCTC will apply cash dividends on Common Stock subject to the Plan (including shares held in the participant's name and shares accumulated under the Plan), together with any optional cash payments received from such participant, to the purchase of additional whole and fractional shares of Common Stock for such participant.

      Any questions and correspondence concerning the Plan should be directed to: First City Transfer Company, P.O. Box 170, Iselin, New Jersey 08830-0170; overnight delivery to: 505 Thornall Street, Suite 303, Edison, New Jersey 08837.

      Any written correspondence sent to FCTC should refer to Unity Bancorp, Inc. or include the bottom portion of a participant's account statement with such correspondence.

      3.    WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

      All stockholders of record of the Company are eligible to participate in the Plan. Any stockholders whose shares are registered in names other than their own (i.e. the name of a brokerage firm, bank or nominee) must either become stockholders of record by having their shares transferred into their own names. Once a stockholder becomes a registered stockholder of record, he or she will be eligible to participate in the Plan and may do so by completing an authorization card.

      4.    HOW DOES A STOCKHOLDER ENROLL IN THE PLAN?

      Stockholders may enroll in the Plan by completing an authorization card. If FCTC receives the signed authorization card at least 20 days prior to the date on which a dividend will be paid ("Dividend Payment Date"), the Plan will become effective for the participant as of that Dividend Payment Date. Otherwise, the Plan will be effective for such participant as of the next

Dividend Payment Date. Once a participant has enrolled in the Plan, the participant may begin making optional cash payments immediately. Optional cash payments may only be made during the 30 business day period preceding a Dividend Payment Date.


      5. WHAT ARE THE INVESTMENT OPTIONS UNDER THE PLAN AND THE PURCHASE PRICE FOR SHARES UNDER EACH OPTION?

      The Plan consists of a dividend reinvestment component and an optional cash purchase component.

      DIVIDEND REINVESTMENT COMPONENT. Participants under the Plan may reinvest their cash dividends to purchase additional shares of Common Stock, which will be credited to their accounts. Dividends on the shares of Common Stock credited to participants' accounts under the Plan will also be reinvested for the participants, thereby compounding their investments. All shares of Common Stock purchased pursuant to the Plan will be purchased either directly from the Company, in which case the shares will be issued by the Company out of its legally authorized but unissued shares of Common Stock, or on the open market at then current market prices. The choice of whether shares will be purchased from the Company or on the open market will be determined by the Company in its discretion, based on the best interests of the Company.

      The purchase price for Common Stock purchased from the Company will be the average market price of Common Stock for the five (5) business days preceding the Dividend Payment Date. The market price will be the closing price for the Common Stock, as reported by the American Stock Exchange. The purchase price for Common Stock purchased through the Plan on the open market will be FCTC's actual purchase price for the Common Stock.

      OPTIONAL CASH PURCHASE COMPONENT. Participants may purchase additional shares of Common Stock by sending FCTC any amount between $100 and $2,500 per dividend period. These cash payments will be used to purchase additional shares of Common Stock at of current market prices. Optional cash payments must be received by FCTC no more than 30 business days and no less than five (5) business days prior to a Dividend Payment Date. Payments that are not received within this period will be returned to a participant.

      Payments received from a participant within the above-described time period will be held by FCTC and combined with funds from that participant's cash dividend for purchase of Common Stock under the Plan. No interest will be paid on these funds. Optional cash payments should be made by check or money order made payable to FCTC. At the discretion of the Company, all shares will be purchased either directly from the Company and issued out of the Company's legally authorized but unissued shares, or purchased on the open market.

      The purchase price for Common Stock purchased through optional cash purchases will be the average market price of the Common stock for the five (5) business days preceding the Dividend Payment Date, if the shares are issued directly from the Company. The average market price will be the closing price for the Common Stock, as reported by the American Stock Exchange. The purchase price for Common Stock purchased through optional cash purchases on the open market will be FCTC's actual purchase price.

      6.    WHAT ARE THE LIMITS ON OPTIONAL CASH PAYMENTS?

      Optional cash payments are limited to a minimum of $100 and a maximum of $2,500 per quarter. No interest will be paid on voluntary cash payments held by FCTC prior to their investment. Cash payments must be received by FCTC no more than 30 business days and no less than five (5) business days prior to a Dividend Payment Date. Payments that are not received within this period will be returned to the participants.

      7.    WHEN WILL PURCHASES OF SHARES BE MADE?

      FCTC will make every reasonable effort to invest all dividends and optional cash payments as promptly after receipt as possible. Participants' funds held by FCTC prior to purchase during this period will not bear interest. Investment in the Common Stock will then be completed as soon as possible.

      8.    HOW WILL PURCHASES UNDER THE PLAN BE MADE?

      All purchases of Common Stock under the Plan will be made, at the discretion of the Company, either directly from the

Company and issued out of the Company's legally authorized but unissued shares or on the open market.

      9.    HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO PARTICIPANTS?

      For each participant in the Plan, the entire amount of such participant's dividend and any optional cash payment will be used to purchase the Common Stock. If the amount purchased is not equal to an exact whole number of shares, the participant's account will be credited with a fractional share (calculated to four (4) decimal places).

      10.   WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASES?

      The shares of Common Stock purchased under the Plan will be held by FCTC in a participant's account without charge. Upon receipt of a written request from a participant, the Company will issue a certificate or certificates representing the whole shares of Common Stock in such participant's account.

      11. CAN A PARTICIPANT ADD SHARES TO HIS ACCOUNT BY TRANSFERRING STOCK CERTIFICATES THAT HE POSSES?

       Yes. A participant may increase the number of shares held in his account by depositing certificates representing shares of Common Stock with the Plan Administrator. Such certificates must be presented in transferable form and must be accompanied by a written request that the shares be added to the participant's account.

      12. WHAT HAPPENS IF A PARTICIPANT SELLS ALL OF THE SHARES FOR WHICH THE PARTICIPANT HAS RECEIVED A CERTIFICATE?

      Participation in the Plan will apply to all shares of Common Stock that are registered to a Participant at the time of enrollment, plus all shares of Common Stock that the Participant acquires while his or her authorization remains in effect. If a participant sells all the shares for which he has a certificate, but his participation in the Plan is not terminated, dividends on the shares of Common Stock held in such participant's account under the Plan will continue to be reinvested.

      13.   ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

      There are no additional fees or expenses charged to stockholders who participate in the Plan. The Company will pay all administrative fees connected with a stockholder's participation in the Plan. The only cost to a participant is a termination fee if the participant decides to withdraw from the Plan. (See DESCRIPTION OF THE PLAN--HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN)

      14.   HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

      A participant may withdraw from the Plan at any time and for any reason. The participant must give FCTC written notice of withdrawal from the Plan at least 30 days before a Dividend Payment Date. The notice should include a termination fee of $3.00. Upon termination, the Company will provide the participant with a certificate for the total number of whole shares credited to such participant's account under the Plan and a check for any fraction of a share of Common Stock, or a check for the total shares held in the Plan valued at the then current market price of the Common Stock. FCTC may also terminate a participant's account at any time in its discretion by notice in writing mailed to the participant.

      15. HOW WILL A PARTICIPANT'S COMMON STOCK BE VOTED AT MEETINGS OF STOCKHOLDERS?

      Each participant will have the sole right to vote any whole shares (but not fractional shares) purchased for such participant's account under the Plan on the record date for a vote. Shares for which no voting instructions are received will not be voted.

      16.   WHO INTERPRETS THE PLAN?

      FCTC, as transfer agent for the Company, will interpret the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of New Jersey.

      17.   WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

      FCTC will provide each participant with an account statement each time shares of Common Stock are purchased for the participant under the Plan. The statement will show the total number of whole and fractional shares in the participant's account as of a certain date, as well as the amount of the most recent dividend, any optional cash payments concurrently invested, the number of shares of Common Stock purchased and the price per share. The price per share is the average price of all shares purchased under the Plan for all participants in connection with a given dividend, including shares purchased with any optional cash payments.

      Dividends on the accumulated shares and any fees paid on a participant's behalf by the Company will be included in an information tax return filed with the Internal Revenue Service. A copy of this return will also be supplied to participants.

      18.   MAY THE PLAN BE AMENDED, SUPPLEMENTED OR TERMINATED?

      The Plan may be amended, supplemented or terminated by FCTC or the Company at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be deemed to be accepted by the participant unless prior to its effective date, FCTC receives written notice of termination of the participant's account under the Plan.

      19.   WHAT IS THE RESPONSIBILITY OF THE COMPANY AND FCTC UNDER THE PLAN?

      Neither the Company nor FCTC shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan; nor shall they have any duties, responsibilities or liabilities except as are expressly set forth herein; nor shall they be liable for any act done in good faith or for any good faith omission to act; nor shall they have any liability in connection with an inability to purchase shares or with respect to the timing or the price of any purchase.

      20. HOW IS A RIGHTS OFFERING, STOCK DIVIDEND, OR STOCK SPLIT HANDLED UNDER THE PLAN?

      Any stock dividend or stock split applicable to shares of Common Stock held by a participant under the Plan, whether held in the participant's account or in the participant's own name, will be credited to the participant's account. In the event the Company makes available to stockholders the rights to purchase additional shares or securities, participants under the Plan will receive a subscription warrant for such rights directly from FCTC.

      21. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF COMMON STOCK ACQUIRED THROUGH THE PLAN?

      ACQUISITION OF COMMON STOCK UNDER THE PLAN: For federal income tax purposes, participants in the Plan who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to the cash dividends on their shares of Common Stock. All participants in the Plan will be treated as having received on each Dividend Payment Date the full amount of the cash dividend for that Dividend Payment Date, regardless of whether the cash dividends are actually received or are applied to the purchase of shares of Common Stock under the Plan.

      Participants in the Plan who have their cash dividends reinvested in Common Stock will also be treated as if they actually received a cash dividend to the extent and in the amount that any administrative fees are paid by the Company on their behalf. Each participant in the Plan will have a tax basis in the shares of Common Stock purchased equal to the amount of cash dividends applied to the purchase of such shares of Common Stock plus any administrative fees.


                                 USE OF PROCEEDS

      The Company does not know precisely the number of shares of its Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. The net proceeds from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes, including without limitation, investments in and advances to the Bank and any other subsidiaries which the Company may form or acquire.


                                 INDEMNIFICATION

      Article Ninth of the Company's Certificate of Incorporation requires the Company to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Company as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the Delaware General Corporation Law.

      The Company's Certificate of Incorporation also provides that the Company may purchase and maintain insurance on behalf of any person or persons enumerated in Article Ninth thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Company would have the power to indemnify them against such liability under the provisions of this article.

      With respect to possible indemnification of officers, directors, employees and agents of the Company for liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     EXPERTS

        The consolidated balance sheets of Unity Bancorp, Inc. as of December 31, 1996 and 1995, and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL OPINION

      The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Jamieson, Moore, Peskin & Spicer, P.C., 177 Madison Avenue, Morristown, New Jersey 07960.

      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Brochure, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Brochure does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation may not lawfully be made. Neither the delivery of this Brochure nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                               UNITY BANCORP, INC.

                           DIVIDEND REINVESTMENT PLAN
                          WITH OPTIONAL CASH INVESTMENT

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                   SEC Registration Fee ..................................$1,224
                   Legal Fees and Expenses ...............................$1,000
                   Accounting Fees and Expenses ..........................$1,500
                   Miscellaneous .........................................$  500
                                                                          ------

                                    TOTAL: ...............................$4,224


ITEM  15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Ninth of the Certificate of Incorporation of the Registrant and
Section 145 of the Delaware General Corporation Law ("DGCL") provides that the corporation shall indemnify it's present and former officers, directors, employees, and agents and persons serving at its request ("corporate agents") against expenses, including attorney's fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful.

      With respect to any derivative action, the Registrant is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

      Under Section 145 of the DGCL, the Registrant may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

      Section 145 of the DGCL further provides that a corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. In advance of the final disposition of a proceeding, the Registrant may pay an agent's expenses if the agent agrees to repay the expense unless it is ultimately determined he is entitled to indemnification.

      Article Ninth of the Certificate of Incorporation of the Registrant also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article Ninth.

      With respect to possible indemnification of officers, directors, and other corporate agents for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.    EXHIBITS.

Exhibit No.         Description

(4)                 Dividend Reinvestment Plan

(5)                 Opinion of Jamieson, Moore, Peskin & Spicer

(23)(a)             Consent of Arthur Andersen LLP

(23)(b) The consent of Jamieson, Moore, Peskin & Spicer is contained in their opinion filed as Exhibit (5) to this Registration Statement



(99)                Authorization Card for Participation in the Dividend
                    Reinvestment Plan.


ITEM  17. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on this 13th day of February, 1998.

                                             UNITY BANCORP, INC.

                                            (Registrant)



                                            By:    /s/Robert J. Van Volkenburgh
                                               ---------------------------------
                                                   Robert J. Van Volkenburgh
                                                   Chairman of the Board and
                                                   Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on this 13th day of February, 1998.

                Name                                   Title                          Date
                ----                                   -----                          ----
         /s/Robert J. Van Volkenburgh          Chairman of the Board,          February 13, 1998
         ------------------------------        Principal Executive
         Robert J. Van Volkenburgh             Officer and Director


         /s/David D. Dallas                    Director                        February 13, 1998
         ------------------------------
         David D. Dallas

         /s/Peter P. DeTommaso                 Director                        February 13, 1998
         ------------------------------
         Peter P. DeTommaso

         /s/Julie Y. Carlson                   Chief Financial Officer         February 13, 1998
         ------------------------------        (Principal Accounting
         Julie Y. Carlson                      and Financial Officer)



                                        EXHIBIT INDEX


Exhibit No.           Description
-----------           -----------

(4)                   Dividend Reinvestment Plan

(5)                   Opinion of Jamieson, Moore, Peskin & Spicer

(23)(a)               Consent of Arthur Andersen LLP

(23)(b) The consent of Jamieson, Moore, Peskin & Spicer is contained in their opinion filed as Exhibit (5) to this Registration Statement.